As filed with the Securities and Exchange Commission on October 14, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KaloBios Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0557236
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1000 Marina Boulevard, Ste. 250
Brisbane, CA 94005
(Address of principal executive offices)

KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan
(Full title of the Plan)

Cameron Durrant, M.D.
Chief Executive Officer
KaloBios Pharmaceuticals, Inc.
(650) 243-3100
(Name, address and telephone number of Agent for Service)

with copies to:

William I. Intner
C. Alex Bahn
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, Maryland 21202
(410) 659-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $0.001 par value per share	3,000,000	$3.025	$9,075,000	$1,051.80

(1) Consists of shares of common stock, $0.001 par value per share of the Registrant, or Common Stock, authorized for issuance under the KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which become issuable under the above-named plan by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares or common stock outstanding.

(2) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The price per share is the average of the high and low sale prices per share of Common Stock on October 7, 2016 as quoted on the OTC Pink marketplace.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by KaloBios Pharmaceuticals, Inc., a Delaware corporation, or the Company, to register 3,000,000 additional shares of the Company’s common stock, $0.001 par value per share, or Common Stock, issuable under the KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan, as amended and restated, or the Plan. The Company previously registered an aggregate of 791,414 shares of Common Stock issuable under the Plan on Registration Statements on Form S-8 (File Nos. 333-183725, 333-194597, 333-202934 and 333-206321), or the Original S-8s, as adjusted to reflect the 1-for-3.56147 reverse split of the Company’s Common Stock effected on January 15, 2013 and the 1-for-8 reverse split of the Company’s Common Stock effected on July 13, 2015, as applicable.

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Original S-8s, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, or the Securities Act, and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission, or the Commission, and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

KaloBios Pharmaceuticals, Inc. hereby incorporates by reference into this Registration Statement the following documents filed by it with the SEC:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (File No. 001-35798);

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016 (File No. 001-35798);

(c)	the Company’s Current Reports on Form 8-K filed on January 12, 2016 (two reports), January 26, 2016, February 5, 2016, March 4, 2016 (two reports), April 7, 2016, April 12, 2016, May 11, 2016, May 31, 2016, July 6, 2016 and September 19, 2016 (File No. 001-35798); and

(d)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 333-35798) filed with the Commission on January 30, 2013 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company has or may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in, this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derived an improper personal benefit;

•	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL further provides that, if a present or former director or officer has been successful in defense of any action referred to above, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

The Company’s Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain limited exceptions set forth therein. The Company’s Amended and Restated Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by the DGCL.

The Company maintains an insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of the Company’s non-employee directors may, through their relationships with their employers, also be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Company’s board of directors.

The foregoing descriptions are only general summaries.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to the registration statement are listed in the exhibit index attached hereto and are incorporated herein by reference.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i),  (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California on October 14, 2016.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant, M.D.
Cameron Durrant, M.D.
Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

/s/ Cameron Durrant, M.D.
	Cameron Durrant, M.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 14, 2016

*
	Dean (Kip) Witter III	Interim Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	October 14, 2016

*
	Ronald Barliant	Director	October 14, 2016

*
	Dale Chappell, M.D.	Director	October 14, 2016

*
	Ezra Friedberg	Director	October 14, 2016

*
	Timothy Morris	Director	October 14, 2016

* By:	/s/ Cameron Durrant, M.D.
Cameron Durrant, M.D., Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1
Specimen of Stock Certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-184299) filed on January 15, 2013).

4.2
Warrant to Purchase Stock, by and between the Registrant and MidCap Financial SBIC, LP, dated as of June 19, 2013 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35798) filed on June 24, 2013).

4.3
Common Stock Purchase Warrant, by and between the Registrant and Armistice Capital Fund, dated as December 4, 2015 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35798) filed on December 9, 2015).

4.4†
Common Stock Purchase Warrant, dated June 30, 2016, between the Registrant and Savant Neglected Diseases, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35798) filed on September 23, 2016).

5.1	Opinion of Hogan Lovells US LLP.

10.1	2012 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35798) filed on August 10, 2015).

10.2	Amendment to the KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan, effective September 13, 2016.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of HORNE LLP.

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

† Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.